UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2018
Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Robert Perez to Board of Directors

On January 3, 2018, the Company, following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Robert Perez, to the Company’s Board of Directors. The election was effective as of January 3, 2018. Mr. Perez was designated as a Class I member of the Board to serve until the 2019 annual meeting of the stockholders of the Company and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

In connection with his election, on January 3, 2018, the Company granted Mr. Perez a stock option to purchase 8,000 shares of common stock with an exercise price of $55.76, the closing price of the Company's common stock on the Nasdaq Global Select Market on January 3, 2018 as well as 3,000 restricted stock units to acquire 3,000 shares of common stock upon the satisfaction of certain vesting conditions and the lapse of certain forfeiture conditions.

Mr. Perez is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Perez and any other persons pursuant to which she was selected as a director.

In connection with his election, Mr. Perez will enter into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.26 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-201318) filed with the SEC on January 20, 2015. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Perez for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: January 4, 2018	By:	/s/ Joseph W. La Barge
Joseph W. La Barge Chief Legal Officer